Exhibit 99.B.b.

BYLAWS

of

THE HARTFORD MUTUAL FUNDS II, INC.

ARTICLE I

Meetings of Stockholders

Section l.l                       Place of Meetings:  All meetings of stockholders shall be held at the principal office of the The Hartford Mutual Funds II, Inc. (the “Corporation”) in the City of Hartford, Connecticut, or at such place within the United States as from time to time may be designated by resolution of the Board of Directors.

Section 1.2                     Annual Meeting:  Except as hereinafter otherwise provided, the annual meeting of stockholders shall be held each year at such date and time as shall be designated by resolution of the Board of Directors for such business as may properly come before said meeting. Insofar as the Corporation is registered under the Investment Company Act of 1940, the Corporation shall not be required to hold an annual meeting of stockholders unless specifically required by the Investment Company Act of 1940 or the General Laws of the State of Maryland.

Section 1.3                     Special Meetings:  Special meetings of the stockholders entitled to vote at such meetings may be called at any time by the President or by any three of the Directors, and shall be called at the request in writing of the stockholders of record owning not less than twenty-five (25) percent of the shares of the Corporation’s capital stock entitled to vote at such meeting if required by Maryland General Corporation Law or other applicable law.

Section l.4                      Notice of Meetings:  Not less than ten (l0) days or more than ninety (90) days before every stockholders’ meeting, notice of the time, place, and in the case of a special meeting, the purpose, of such meeting shall be given, either by serving such notice upon the stockholder personally or by mailing such notice to each stockholder at his last known post office address as it appears upon the stock book, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  Except as otherwise required by law, no notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy, or who, in a written instrument executed by any officer and filed with the records of the meeting either before or after the holding thereof, waives such notice.  No notice of any adjourned meeting of stockholders need be given.

Section l.5                      Record Date:  The Board of Directors by resolution may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or any such allotment of rights, or to exercise the rights in respect of any such change or conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any capital stock on the books of the Corporation after any such record date fixed as aforesaid.

Section l.6                      Quorum:  At all meetings of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the shares entitled to vote thereat in order to constitute a quorum, but in the absence of a quorum the stockholders present in person or by proxy at the time and place fixed by Section l of this Article I for an annual meeting, or designated in the notice of a special meeting, or at the time and place of any adjournment thereof, may adjourn the meeting from time to time without notice, other than by announcement at the meeting until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section l.7                      Voting:  At all meetings of stockholders, the voting shall be by voice, except that whenever a vote by the holders of the outstanding shares of capital stock is required by law or where a stockholder present in person or by proxy at any such meeting requests a vote by ballot, the voting shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot is cast by proxy, it shall also state the name of such proxy.  Subject to the provisions of the Articles of Incorporation of the Corporation, the holders of the capital stock shall have the right to vote at any meeting of the stockholders or at any election of the Corporation, and otherwise to participate in any action taken by the stockholders thereof, and each such holder shall be entitled to one vote for each share of capital stock that he holds.  The Corporation may permit the voting of fractional shares.  Except in cases in which it is by law, by the Articles of Incorporation, or by these Bylaws otherwise provided, the votes of a majority of the shares of capital stock of the Corporation present or represented at any meeting of stockholders at which a quorum is present shall be sufficient to elect and to pass any resolution except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.

Section l.8                      Proxies:  A stockholder may vote the stock the stockholder owns of record either in person or by proxy.  A stockholder may sign a writing authorizing another person to act as proxy.  Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature.  A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization.  Unless a proxy provides otherwise, it is not valid more than 11 months after its date.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest.  A proxy may be made irrevocable for so long as it is coupled with an interest.  The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

ARTICLE II

Board of Directors

Section 2.l                      Powers and Election:  The Directors of the Corporation shall have the powers as stated in the Articles of Incorporation and as provided in these Bylaws, and such as are prescribed by the laws of the State of Maryland.  They shall be residents of the United States of America and they shall be elected to office by the stockholders of the Corporation at an annual or a special meeting duly called for that purpose, except as hereinafter otherwise provided for filling vacancies.

Section 2.2                     Meetings and Notice:  Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and whenever called together by the Chairman, President or Treasurer, on two days’ notice, given to each Director.  Special meetings may be called at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President or the Treasurer or by one-third (1/3) of the Directors, sufficient notice thereof being given by the Secretary, Assistant Secretary or by the officer or Directors calling the meeting.  Notice may be served personally upon each Director, or mailed, cabled, or telegraphed to him at his present address appearing upon the books of the Corporation.  Such notice also may be telephoned, provided that any Director so notified shall be actually reached by telephone.

Section 2.3                     Quorum:  The presence of not less than two (2) of the Directors or of one-third (l/3) of the total number of Directors, whichever shall be greater, shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without further notice until a quorum shall be present at which time any business may be transacted which might have been transacted at the meeting as originally notified. If the Corporation has fewer than three (3) Directors, the presence of all of the Directors shall be necessary to constitute a quorum.

Section 2.4                     Place of Meetings and Office:  The Board of Directors may hold their meetings and have an office or offices within or without the State of Maryland.

Section 2.5                     Chairman of the Board:  The Board of Directors shall designate from among its members a Chairman of the Board.  The Chairman shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.  However, in the absence of the Chairman, the President or his delegate may preside at shareholder or Board of Directors meetings.

Section 2.6                     Vacancies:  Except as law or valid regulations may require of registered investment companies, any vacancy in the Board of Directors occurring through death, resignation, removal, increase in number, or other cause, may be filled by a majority vote of the remaining Directors at any regular or special meeting of the Board of Directors.

Section 2.7                     Number:  The Board of Directors shall be not less than one nor more than twenty (20) in number (as consistent with Section 2-402 of the Maryland General Corporation Law).  The number may be changed at any time or times by an amendment to this Bylaw duly adopted by a majority of the Board of Directors or by the stockholders at any stockholders’ meeting.

Section 2.8                     Compensation:  Each Director may receive a stated fee for his services as a Director, as may be fixed by resolution of the Board of Directors for attendance, and the expenses of attendance, if any, at each regular or special meeting of the Board or committee of the Board on which he serves.  Such resolution may apply to any class of Directors the Board of Directors considers to be reasonable.  Any Director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 2.9                     Meeting by Conference Telephone:  Subject to the provisions of the Investment Company Act of l940, as amended, and the Rules and Regulations thereunder, members of the Board of Directors or any committee thereof may meet by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 2.10                   Action Without Meeting:  Except as otherwise provided by law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 2.11                   Waiver of Notice:  Whenever under the provisions of these Bylaws or any of the laws of the State of Maryland, the stockholders or Board of Directors are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice and without such lapse of time by a written waiver of such notice signed by every person entitled to notice.

ARTICLE III

Executive and Other Committees of the Board

Section 3.l                      Election of Executive Committee:  The Board of Directors may elect from their number an Executive Committee of two (2) or more and may designate a Chairman for said Committee.  The Chairman of the Committee and the members of the Executive Committee shall continue in office at the pleasure of the Board.  The Board of Directors shall fill vacancies in the Executive Committee by election of members from the Board of Directors and at all times it shall be the duty of the Board of Directors to keep the membership of such committee full, if such Executive Committee has been elected.

Section 3.2                     Powers and Supervision by the Board:  During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and direction of the Business of the Corporation, except as to matters wherein action of the Board of Directors is specifically required, in such manner as the Executive Committee shall deem best for the interests of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors.  All actions of the Executive Committee shall be reported to the Board of Directors at its next meeting and shall be subject to revision or alteration by the Board, provided that no rights or acts of third parties shall be affected by any such revision or alteration.

Section 3.3                     Other Committees:  The Board of Directors may by resolution provide for such Audit, Administrative, Nominating, Standing and/or Special Committees from its membership as it may deem desirable, and may discontinue the same at pleasure.  Each such committee shall have such powers and shall perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

Section 3.4                     Meetings of Board Committees:  The Executive Committee and any other committee of the Board shall meet upon such day or days and at such hour or hours as may be designated from time to time by resolution passed by a majority of such committee and whenever called together by its Chairman upon notice given to each member of the Committee not later than the day next preceding the date of the meeting.  Upon the written request of any two members of the committee, the Chairman shall call a special meeting of the committee.  The presence of at least a majority of the Executive Committee shall be necessary to adopt any resolution.  In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board to act in place of the absent member.

ARTICLE IV

Officers

Section 4.1                     Election and Appointment:  The Board of Directors shall elect annually a President, a Secretary and a Treasurer, and may appoint one or more Vice Presidents, a Controller, and one or more Assistant Secretaries, Assistant Treasurers and any such other officers performing such duties as the Board of Directors may from time to time deem advisable.  One person may hold any two offices except those of President and Vice President.  The Officers need not be Directors.  Each of the appointed Officers shall serve during the pleasure of the Board of Directors.  Any vacancy in any of the above offices shall be filled for the unexpired portion of the term by the Board of Directors.

Section 4.2                     President:  The President shall be the Chief Executive Officer of the Corporation and shall have the responsibility for the general management of the affairs of the Corporation and for seeing that all orders and resolutions of the Board of Directors are carried into effect.  The President may sign certificates of stock, sign and execute all contracts in the name of the Corporation, and appoint and discharge agents and employees, subject to the approval of the Board of Directors.

Section 4.3                     Vice Presidents:  The Vice Presidents shall perform all the duties incidental to their offices and all such duties as may from time to time be assigned to them respectively by the Board of Directors.  The said Vice Presidents in such order of precedence as may from time to time be designated by the Board of Directors, shall perform all the duties of the President in the event of his absence or disability.

Section 4.4                     Secretary:  The Secretary shall keep the minutes of the meetings of the Board of Directors, of any committees thereof, and of the stockholders.  The Secretary shall attend to the giving and serving of all notices of the Corporation, and may affix the seal of the Corporation to all certificates of stock and other documents of the Corporation or to which the Corporation is a party.  The Secretary shall have charge of the certificates book and such other books and papers as the Board may direct, shall attend to such correspondence as may be assigned from time to time by the Board of Directors, and shall perform all duties incidental to the office.

Section 4.5                     Treasurer:  The Treasurer shall have the custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such banks or trust companies as the Directors may elect.  The Treasurer shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall disburse funds of the Corporation as may be ordered by the Board of Directors, the President or the Vice Presidents, taking proper vouchers for such disbursements.  The Treasurer shall render to the President and the Directors at the regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation, and at the regular meeting of the Board next preceding the annual stockholders meeting a like report for the preceding year.  The Treasurer shall give such bond for the faithful performance of duties as may be required by the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.6                     Controller:  The Controller shall have the supervision of the corporate accounts and the books of the Corporation, its accounting methods and audits, and the preparation of its financial statements of all kinds, including tax reports and returns.  The Controller shall have general supervision of the bookkeeping staff and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Section 4.7                     Assistant Secretary:  The Assistant Secretary in the presence or at the request of the Secretary shall perform all the duties of the Secretary, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Section 4.8                     Assistant Treasurer:  The Assistant Treasurer in the absence or at the request of the Treasurer shall perform all the duties of the Treasurer and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Section 4.9                     Compensation:  The Board of Directors shall have power to fix the compensation of all Officers of the Corporation.  It may authorize any Officer upon whom the power of appointing subordinate Officers may have been conferred, to fix the compensation of such subordinate Officers.

Section 4.10                   Removal:  Any Officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors, or, except in case of an Officer elected by the Board of Directors, by the Executive Committee or by an Officer upon whom such power of removal may have been conferred.

ARTICLE V

Capital Stock

Section 5.l                      Certificates:  Certificates of stock (if any should be issued) shall be numbered in the order of issuance thereof and shall be signed by the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto.  Facsimile signatures and seals may be used on stock certificates in accordance with Maryland law.

Section 5.2                     Transfer Agents and Registrars:  The Board of Directors may by separate resolutions appoint corporate transfer agents, clerks and/or corporate registrars to perform such duties in respect to the issuance and transfer of the certificates of capital stock of the Corporation as such resolution may provide.

Section 5.3                     Holder of Record as Exclusive Owner:  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other persons whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

Section 5.4                     Lost Certificates:  If a certificate of stock be lost or destroyed, another may be issued into stead upon sworn proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity in an amount satisfactory to the Board of Directors or Executive Committee.

ARTICLE VI

Contracts, Borrowings, Checks, Deposits, Custody, Etc.

Section 6.l                      Contracts, etc., How Executed:  The Board of Directors, or the Executive Committee, except as in these Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the provisions of these Bylaws, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any account.

Section 6.2                     Deposits:  All Funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any individual designated by the Board of Directors may select; and for the purpose of such deposit the President or Vice President, or the Treasurer or the Secretary, or any other Officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 6.3                     Custodian:  The securities and other investments and assets owned by the Corporation shall be held by a custodian which shall be a bank or trust company regulated by federal or state authority having not less than the minimum aggregate capital, surplus and undivided profits as required of a custodian by Section 17(f) of the Investment Company Act,   provided that such a custodian can be found ready and willing to act.  Securities and other investments and assets owned by the Corporation may also be held in accordance with custodial arrangements permitted by rules promulgated under the Investment Company Act.   Upon the resignation or inability to serve of a custodian, the Officers and Directors shall use their best efforts to obtain a successor custodian and shall require that the securities and other investments owned by the Corporation be delivered directly to such successor custodian.

Section 6.4                     Checks, Drafts, Etc.:  All checks, notes, drafts and other instruments in writing for the payment of money shall be signed only by such Officer or Officers as shall be designated from time to time by resolution of the Board of Directors.

ARTICLE VII

Dividends

Section 7.l                      Declaration of Dividends:  Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting out of the surplus or net profits of the Corporation, subject, however, to the provisions of the Articles of Incorporation.

Section 7.2                     Reserves:  The Board of Directors shall in its own discretion have the right to set apart out of the earnings of the Corporation reserve and surplus funds to be held for the purpose of the Corporation, and may invest and reinvest the same in the same way and subject to the same restrictions as are provided for the investment and reinvestment of the capital of the Corporation.  When, and only when, the Board of Directors shall decide that it is advisable or necessary to pay dividends out of the reserve and surplus funds, shall such funds be subject to the payment of dividends.

ARTICLE VIII

Seal

Section 8.l                      The seal of the Corporation shall be in the form of a circle, shall bear the name of the Corporation, the year and state of its incorporation, and the word “Seal”.

ARTICLE IX

Fiscal Year and Financial Reports

Section 9.l                      Fiscal Year:  The fiscal year of the Corporation shall end on December 31 of each year.  Initially, the fiscal year for Fortis Global Growth Portfolio and Fortis International Equity Portfolio shall end on October 31 of each year; the fiscal year for Fortis Money Fund, Fortis Tax-Free Minnesota Portfolio, and Fortis Tax-Free National Portfolio shall end on September 30 of each year; the fiscal year for Fortis Value Fund, Fortis Growth & Income Fund; Fortis Capital Fund, and Fortis Growth Fund shall end on August 31 of each year; and the fiscal year for Fortis Asset Allocation Portfolio, Fortis Capital Appreciation Portfolio, Fortis High Yield Portfolio, Fortis U.S. Government Securities Fund, and Fortis Strategic Income Fund shall end on July 31 of each year, except that the Board of Directors may set a different fiscal year end for any Series.

Section 9.2                     Financial Statements:  The Directors shall submit to stockholders financial reports not less often than semiannually of the operations of the Corporation, based at least annually upon an audit by independent public accountants, prepared in accordance with generally accepted accounting principles.

ARTICLE X

Construction and Interpretation

Section l0.l                     The Bylaws shall be construed and interpreted to further the operation of the Corporation as a registered open-end management-type investment company under the Investment Company Act of l940, as amended and in effect from time to time.

ARTICLE XI

Amendments

Section 11.1                   Except as otherwise required, the Bylaws of the Corporation may be amended, altered, repealed, or added to at any regular meeting of the stockholders or at any special meeting of the stockholders, called for that purpose, by affirmative vote of the majority of the stock issued and outstanding and entitled to vote; or by a majority of the Directors, as the case may be.

Last amended:  November 5, 2009, September 28, 2009; May 13, 2003